Cal Dive International

2nd Quarter 2010 Earnings Conference Call





Forward-Looking Statements

This presentation may include "forward-looking" statements that are generally identifiable through our use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" and similar expressions and include any statements that we make regarding our earnings expectations. The forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including current economic and financial market conditions, changes in commodity prices for natural gas and oil and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the impact on the market and regulatory environment in the U.S. Gulf of Mexico resulting from the Macondo well blowout, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, and other risks detailed in our Form 10-K on file with the Securities and Exchange Commission.

Presentation Outline

- Summary of 2Q 2010 Results
- Backlog
- Discussion of Financial Results
- Non-GAAP Reconciliations
- Questions & Answers

Summary of 2Q Results

- **Reduced hurricane repair work in US GOM compared to 2Q 2009 elevated levels.**

- **Reduced new construction activity as LNG, China and Mexico projects in 2Q 2009 did not reoccur in 2Q 2010.**
  - General decline in US GoM due to lag effect of reduced drilling in 2009 and uncertainty regarding natural gas prices.

- **Lower activity in Eastern Hemisphere as Sea Horizon did not work in 2Q 2010 and activity levels for two diving vessels did not increase until late in 2Q.**

- **Increased utilization levels beginning mid May; most assets now working offshore.**

- **Increased amount of work related to oil spill helped offset uncertainty and negative impact on customers' spending levels.**

- **Amended credit facility to enhance liquidity and financial flexibility.**







Backlog


($ millions)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
$354
$48
$284
$213
$183
$191
$302
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
LNG related
All Other

Financial Results

CAL DIVE INTERNATIONAL

(all amounts in thousands, except per share amounts and percentages)

	Three Months Ended June 30th, 2010	Three Months Ended June 30th, 2009	Six Months Ended June 30th, 2010	Six Months Ended June 30th, 2009
Revenues	$124,217	$260,316	$181,635	$467,369
Gross Profit (Loss)	7,457	70,761	(7,952)	109,566
Margins	6%	27%	(4%)	23%
Net Income (Loss)	($10,966)	$28,627	($30,095)	$40,879
Margins	(9%)	11%	(17%)	9%
Diluted Earnings (Loss) Per Share	($0.12)	$0.30	($0.33)	$0.42
Net Loss	($10,966)			
Tax adjustment [1]	3,710			
Net Loss as adjusted	($7,256)			
Margins	(6%)			
Diluted Earnings (Loss) Per Share	($0.08)			
EBITDA [2]	$10,344	$65,838	$1,854	$108,522
Margins	8%	25%	1%	23%

(1) Tax adjustment of $3.7 million, or $.04 per diluted share, to reflect year to date effective tax benefit rate of 26%.
(2) See reconciliation on Non-GAAP financial measures at the end of the presentation.

Utilization

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Effective Utilization (1) -				
Saturation Diving Vessels	62%	89%	50%	90%
Surface Diving Vessels	61%	70%	42%	66%
Construction Barges	25%	50%	16%	39%
Total Fleet	50%	68%	36%	63%
Calendar Day Utilization -				
Saturation Diving Vessels	56%	74%	46%	72%
Surface Diving Vessels	59%	64%	39%	61%
Construction Barges	21%	46%	13%	33%
Total Fleet	46%	61%	32%	55%

(1) Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period excluding days in which the vessels were in drydocking or taken out of service for upgrades.

International Revenue

($ millions)


2Q 2010
$15
12%
$109
88%
YTD 2Q 2010
$28
15%
$154
85%
2Q 2009
$83
32%
$177
68%
YTD 2Q 2009
$291
62%
$176
38%
Domestic
International

Debt Levels



Net Debt Levels (1)
($ millions)
Horizon Acquisition
$350
$300
$250
$200
$150
$100
$50
$-
$314
$254
$183
$162
$198
2007
2008
2009
1Q 2010
2Q 2010



Net Debt to Book Cap. % (2)
35%
30%
25%
20%
15%
10%
5%
0%
35%
27%
21%
19%
23%
2007
2008
2009
1Q 2010
2Q 2010

(1) Calculated as Total Debt less Cash and Cash Equivalents.
(2) Calculated as Net Debt divided by Stockholders' Equity plus Net Debt.

Credit Facility Amendment

- **Company was not projecting a covenant breach but wanted to proactively enhance its liquidity and financial flexibility.**
  - Amendment increases unborrowed revolver capacity by over $100 million as of June 30, 2010 and allows access to the entire $300 million revolver.

- **Amendment increases Company's permitted leverage ratio covenant, Debt to EBITDA, which increases unborrowed revolver capacity as leverage ratio limits the amount of total debt the Company can incur.**

3.75x to 4.75x through June 30, 2011.
4.25x through September 30, 2011.
Return to 3.75x by the end of 2011.
Credit facility matures in December 2012.

- **Amendment reduces quarterly term loan payment from $20 million to $14.8 million.**

- **For lenders who agreed to forego their quarterly term loan payment, margin on term loan now subject to a pricing grid.**
  - Based on leverage ratio as of June 30, 2010, blended current interest rate increases from 3.0% to 3.2%.

- **Margin on revolving loans increased but remains on pricing grid subject to fluctuate in relation to leverage ratio.**
  - Based on leverage ratio as of June 30, 2010, current interest rate on revolving loans increases from 2.6% to 3.4%.

- **Up-front fees of 25 basis points paid to lenders who consented to both the leverage ratio and term loan amortization reduction while lenders who only consented to the leverage ratio change received 12.5 basis points.**

Liquidity

($ millions)



Liquidity Position
$400
$350
$300
$250
$200
$150
$100
$50
$-
$334
$354
$348
$349
$190
$295
$273
$293
$296
$296
$173
$278
$61
$61
$52
$53
$17
$17
2007
2008
2009
1Q 2010
2Q 2010
2Q 2010 *
Revolver Borrowing Capacity
Cash

* Pro forma impact of amendment to credit facility

Non-GAAP Reconciliations

EBITDA Reconciliations

(all amounts in thousands)

	Three Months Ended June 30th,		Six Months Ended June 30th,	
	2010	2009	2010	2009
EBITDA (unaudited)	**$10,344**	**$65,838**	**$1,854**	**$108,522**
Less: Depreciation & Amortization	16,563	18,879	34,825	38,441
Less: Non-Cash Stock Comp. Expense	1,795	1,758	3,578	3,470
Less: Interest Expense, net	1,833	3,710	4,291	7,364
Less: Income Tax Expense (Benefit)	1,119	12,864	(10,745)	18,368
Net Income (Loss)	**($10,966)**	**$28,627**	**($30,095)**	**$40,879**